                                                                 EXHIBIT-99(bbb)

            SECOND AMENDMENT TO AGREEMENT BY AND BETWEEN THE DREYFUS CORPORATION AND ANNUITY INVESTORS LIFE INSURANCE COMPANY

      The Amended and Restated Agreement dated April 24, 1997, as amended July 1, 2002, by and between THE DREYFUS CORPORATION and ANNUITY INVESTORS LIFE INSURANCE COMPANY is hereby amended, as follows:

      1. Schedule A is deleted in its entirety and replaced with the revised Schedule A attached hereto.

      2. Schedule B is deleted in its entirety and replaced with the revised Schedule B attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of December 1, 2004.

                                     ANNUITY INVESTORS LIFE INSURANCE COMPANY

                                     By:  /s/ John P. Gruber
                                        ---------------------------------------

                                     Name:  John P. Gruber

                                     Title: Vice President

                                     THE DREYFUS CORPORATION

                                     By:  /s/ William H. Maresca
                                        ---------------------------------------

                                     Name:  William H. Maresca

                                     Title: Controller

                                   SCHEDULE A

Annuity Investors Variable Account A (May 26, 1995)

Fund Code         Fund Name
112               Dreyfus Variable Investment Fund, Appreciation Portfolio -
                  Initial Shares
121               Dreyfus Variable Investment Fund, Developing Leaders Portfolio
                  (formerly Small Cap Portfolio) - Initial Shares
108               Dreyfus Variable Investment Fund, Growth and Income Portfolio
                  - Initial Shares
111               The Dreyfus Socially Responsible Growth Fund, Inc. - Initial
                  Shares
763               Dreyfus Stock Index Fund, Inc. - Initial Shares

Annuity Investors Variable Account B (December 19, 1996)

Fund Code         Fund Name
175               Dreyfus Investment Portfolios, Technology Growth Portfolio -
                  Initial Shares
112               Dreyfus Variable Investment Fund, Appreciation Portfolio -
                  Initial Shares
121               Dreyfus Variable Investment Fund, Developing Leaders Portfolio
                  (formerly Small Cap Portfolio) - Initial Shares
108               Dreyfus Variable Investment Fund, Growth and Income Portfolio
                  - Initial Shares
117               Dreyfus Variable Investment Fund, Money Market Portfolio
111               The Dreyfus Socially Responsible Growth Fund, Inc. - Initial
                  Shares
763               Dreyfus Stock Index Fund, Inc. - Initial Shares

Annuity Investors Variable Account C (November 7, 2001)

Fund Code         Fund Name
175               Dreyfus Investment Portfolios, Technology Growth Portfolio -
                  Initial Shares
400               Dreyfus Variable Investment Fund, Appreciation Portfolio -
                  Service Shares
117               Dreyfus Variable Investment Fund, Money Market Portfolio
423               The Dreyfus Socially Responsible Growth Fund, Inc. - Service
                  Shares
427               Dreyfus Stock Index Fund, Inc. - Service Shares

                                   SCHEDULE B

                                                   FEE AT AN ANNUAL RATE AS A
                                                   PERCENTAGE OF THE AVERAGE DAILY
                                                   NET ASSET VALUE OF FUND SHARES
                                                   (HELD ON BEHALF OF CLIENT
FUND NAME                             SHARE CLASS  CUSTOMERS) (1)
Dreyfus Investment Portfolios
     Technology Growth Portfolio        Initial     .25%
Dreyfus Variable Investment Fund
     Appreciation Portfolio             Initial     .25%
     Appreciation Portfolio             Service     .05%
     Developing Leaders Portfolio       Initial     .25%
     (formerly, Small Cap Portfolio)
     Growth and Income Portfolio        Initial     .25%
     Money Market Portfolios                        .25%
The Dreyfus Socially Responsible        Initial     .25%
Growth Fund, Inc.
The Dreyfus Socially Responsible        Service     .05%
Growth Fund, Inc.
Dreyfus Stock Index Fund, Inc.          Initial     .10% on assets up to $100 million
                                                    .13% on assets over $100 million
Dreyfus Stock Index Fund, Inc.          Service     .05%

--------------------
(1) For purposes of determining the fee payable hereunder, the average daily net asset value of the Fund's shares shall be computed in the manner specified in the Fund's charter documents and then-current Prospectus and Statement of Additional Information.